Exhibit 10.3

BOYD GAMING CORPORATION 2002 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Grantee’s Name and Address:

You (the “Grantee”) have been granted an award of Restricted Stock Units (the “Award”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the Boyd Gaming Corporation 2002 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Unit Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number

Date of Award

Vesting Commencement Date

Total Number of Restricted Stock Units Awarded (the “Units”)

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Agreement and the Plan, the Units will “vest” in accordance with the following schedule:

[to be determined]

In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Award shall remain in effect and the Units shall continue to vest in accordance with the Vesting Schedule.

During any authorized leave of absence, the vesting of the Units as provided in this schedule shall be suspended (to the extent permitted under Section 409A of the Code) after the leave of absence exceeds a period of three (3) months. The Vesting Schedule of the Units shall be extended by the length of the suspension. Vesting of the Units shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity; provided, however, that if the leave of absence exceeds six (6) months, and a return to service upon expiration of such leave is not guaranteed by statute or contract, then (a) the Grantee’s Continuous Service shall be deemed to terminate on the first date following such six-month period and (b) the Grantee will forfeit the Units that are unvested on the date of the Grantee’s termination of Continuous Service. An authorized leave of absence shall include sick leave, military leave, or other bona fide leave of absence (such as temporary employment by the government).

For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit. Notwithstanding the foregoing, the Units subject to this Notice will be subject to the provisions of Section 4 of the Agreement relating to the release of forfeiture provisions in the event of a Change in Control (as defined in the Agreement).

Vesting shall cease upon the date the Grantee terminates Continuous Service for any reason, including death or Disability. In the event the Grantee terminates Continuous Service for any reason, including death or Disability, any Units held by the Grantee immediately following such termination of the Grantee’s Continuous Service shall be deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of the Units and shall have all rights and interest in or related thereto without further action by the Grantee.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

Boyd Gaming Corporation, a Nevada corporation

By:

Title:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Agreement shall be resolved by the Administrator in accordance with Section 9 of the Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 10 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:

Award Number:

BOYD GAMING CORPORATION 2002 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1. Issuance of Units. Boyd Gaming Corporation, a Nevada corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Unit Award (the “Notice”) an award (the “Award”) of the Total Number of Restricted Stock Units Awarded set forth in the Notice (the “Units”), subject to the Notice, this Restricted Stock Unit Agreement (the “Agreement”) and the terms and provisions of the Company’s 2002 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

2. Transfer Restrictions. The Units may not be transferred in any manner other than by will or by the laws of descent and distribution.

3. Conversion of Units and Issuance of Shares.

(a) General. Subject to Section 3(b), upon the vesting of a Unit, one share of Common Stock shall be issuable for each Unit that vests on a particular date (the “Shares”), subject to the terms and provisions of the Plan and this Agreement. Thereafter, the Company will transfer such Shares to the Grantee upon satisfaction of any required tax or other withholding obligations. Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share.

(b) Delay of Conversion. The conversion of the Units to Common Stock upon the vesting of a Unit shall be delayed in the event the Company reasonably anticipates that the issuance of Common Stock would constitute a violation of federal securities laws or other Applicable Law. If the conversion of the Units to Common Stock is delayed by the provisions of this Section 3(b), the conversion of the Units to Common Stock shall occur at the earliest date at which the Company reasonably anticipates issuing the Common Stock will not cause a violation of federal securities laws or other applicable law. For purposes of this Section 3(b), the issuance of Common Stock that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of applicable law.

(c) Delay of Issuance of Shares. The Company shall have the authority to delay the issuance of any shares of Common Stock under this Section 3 to the extent it deems necessary or appropriate to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “key employees” of certain publicly-traded companies); in such event, any shares of Common Stock to which the Grantee would otherwise be entitled during the six (6) month period following the date of the Grantee’s termination of Continuous Service will be issued on the first business day following the expiration of such six (6) month period.

4. Change in Control.

(a) Notwithstanding Section 11 of the Plan, in the event of a Change in Control (as defined below), the Award shall automatically become fully vested with respect to all of the Units at the time represented by the Award, immediately prior to the specified effective date of such Change in Control, provided that the Grantee’s Continuous Service has not terminated prior to such date. Effective upon the consummation of a Change in Control, the Award shall terminate.

(b) “Change in Control” means the occurrence of any change in ownership of the Company, change in effective control of the Company, or change in the ownership of a substantial portion of the assets of the Company, applied in a manner consistent with those terms as defined in Code Section 409A(a)(2)(A)(v), the regulations thereunder, and any other published interpretive authority, as issued or amended from time to time.

5. Right to Shares. The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee.

6. Taxes.

(a) Tax Liability. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares subject to the Award. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability.

(b) Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any employment tax obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

(i) By Share Withholding. The Grantee authorizes the Company to, upon the exercise of its sole discretion, withhold from those Shares issuable to the Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation. The Grantee acknowledges that the withheld Shares may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.

(ii) By Sale of Shares. Unless the Grantee determines to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, the

Grantee’s acceptance of this Award constitutes the Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable. The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

(iii) By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of business days as determined by the Administrator) before any Tax Withholding Obligation arises (e.g., a vesting date), the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Administrator.

7. Entire Agreement; Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of Nevada without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Nevada to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

8. Construction. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

9. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

10. Venue and Waiver of Jury Trial. The parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the District of Nevada (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Nevada state court in the county in which the Company is located) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 10 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

11. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

12. Amendment to Meet the Requirements of Section 409A. The Grantee acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Grantee, may amend or modify this Agreement in any manner and delay the payment of any amounts payable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Internal Revenue Service or U.S. Treasury Department regulations or guidance as the Company deems appropriate or advisable.

END OF AGREEMENT